Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Skechers U.S.A., Inc.:
We consent to the incorporation by reference in the registration statements (No. 333-87868) on Form S-3 and (Nos. 333-71114, 333-87009, 333-87011 and 333-135049) on Form S-8 of Skechers U.S.A., Inc. of our reports dated March 14, 2007, with respect to the consolidated balance sheets of Skechers U.S.A., Inc. and subsidiaries as of December 31, 2006 and 2005, and related consolidated statements of earnings, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2006, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of Skechers U.S.A., Inc. Our report on the consolidated financial statements refers to the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment.
Los Angeles, California
March 14, 2007